PROPERTY ACQUISITION AGREEMENT

This Agreement is hereby made effective as of the 20th day of June, 2005, BETWEEN:

Leo Audet, independent prospector residing at 1247, 1st Avenue

Val d'Or Quebec, Canade J9P 1Z4

And

Jean Robert, independent prospector residing at 483 Boulevard Sabourin

C.P. 483 Val d'Or, Quebec, Canada J9P 4P6

(the "Optionor")

AND:

NioGold Mining Corp., a company duly incorporated and validly existing under the laws of the Province of British Columbia

(the "Optionee")

WHEREAS:

A.

the Optionor is the recorded and beneficial holder of a 100% undivided right, title and interest in various mineral claims (the "Claims") located in the Malartic Townships of Quebec, as more particularly described in Schedule "A" hereto;

B.

the Optionee wishes to acquire a 100% undivided right, title and interest in the Claims, and the Optionor wishes to sell such to the Optionee, on the terms and conditions contained herein;

THEREFORE this Agreement witness that, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.

The Optionee shall make the following deliveries and payments to the Optionor within the specified time limits:

(a)

200,000 common shares of the Optionee to be issued from its treasury within a maximum delay of ten (10) days upon having received all required regulatory approvals, but in any event no later than July 30, 2005; and

and upon the satisfaction by the Optionee of the deliveries and payments set out in this Section 1, the Optionee shall have earned a 100% right, title and interest in the Property, subject to a royalty on net smelter returns (the "NSR Royalty") to be retained by the Optionor, which may be bought back for an amount of $200,000. The NSR Royalty shall be defined, calculated and paid as set out in Schedule "B" hereto.

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 2. If the Optionee shall be in default in making any payments or deliveries under Section 1, the Optionor may give written notice to the Optionee specifying such default. The Optionee shall not lose any rights granted hereunder so long as, within sixty (60) days after the giving of such notice of default, the Optionee takes reasonable steps to cure the specified default. In the event that the Optionee fails to take reasonable steps to cure the specified default within such sixty (60) day period, the Optionor shall be entitled to terminate this Agreement, unless and until the specified default is remedied, by giving written notice of termination to the Optionee and thereafter the Optionee shall within a reasonable time transfer title to the Claims back to the Optionor.

3.

The Optionor represents and warrants to the Optionee that:

(a)

the Claims have been validly and properly located, staked and tagged, and the Claims are in good standing, free and clear of all assessments, charges, liens and encumbrances of any nature or kind whatsoever;

(b)

the Optionor is the beneficial and registered holder of a 100% undivided right, title and interest in the Claims, which interest is free and clear of any and all defects, charges, liens and encumbrances of any nature or kind, whatsoever;

(c)

no other person has any agreement or other right to acquire any interest in the Claims, and there are no royalties, fees or monies payable or required to he paid to, or any other rights of or obligations owing to, any person with regard to the Claims;

(d)

there are no actions, suits, claims, proceedings, litigation or investigations pending, or to the best of the Optonor's knowledge after due investigation, threatened, or any judgments outstanding and unsatisfied, against or affecting the Optionor, any part or all of the Claims, or this Agreement;

(e)

upon the execution hereof, the Optionee shall have quiet and exclusive possession of, and the sole and exclusive working right to, the Claims;

(f)

the Optionor has the full and undisputed power, right and authority to enter into and deliver this Agreement, to perform and observe the covenants and conditions or its part to be performed and observed herein, and to deal with the Claims as provided for in this Agreement; and

(g)

this Agreement has been duly executed and delivered by the Optionor and it constitutes a valid, legal and binding agreement enforceable against the Optionor in accordance with its terms.

4.

This Agreement shall be subject to regulatory approval.

5.

The parties shall not, except as herein permitted, sell, transfer or assign this Agreement or their rights and obligations herein, or their beneficial interest in and to the Claims, without the consent of the other party, which consent shall not be unreasonably withheld. Either party shall be permitted to assign this Agreement to an affiliate of such party. Any assignment shall be subject to the assignee entering into an agreement, in form and substance satisfactory to counsel for the other party, to be bound by this Agreement.

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6.

This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. The parties agree that the courts of Quebec shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement, and the parties agree to attorn to the jurisdiction of such courts.

7.

The parties may execute this Agreement in counterparts and deliver same by facsimile, each facsimile being deemed to be an original and such counterparts, if any, being deemed to form one and the same instrument bearing the date set forth above notwithstanding the date of actual execution.

8.

Time shall be of the essence hereof.

* * * * *

PROPERTY DETAILS

Designated Claim or Cell Number	Property / Township	Area (hectares)
CDC0002707	RANGE II, LOT 57, MALARTIC TWP	20.97
CDC0002709	RANGE II, LOT 59, MALARTIC TWP	21.17
CDC0005165	RANGE II, LOT 51, MALARTIC TWP	42.36
CDC0006612	RANGE II, LOT 62, MALARTIC TWP	42.54
CDC0006613	RANGE II, LOT 63, MALARTIC TWP	42.53
CDC1126524	RANGE II, LOT 52, MALARTIC TWP	42.58
CDC1126525	RANGE II, LOT 56, MALARTIC TWP	20.86
CDC1127921	RANGE II, LOT 53, MALARTIC TWP	42.45
CDC1127925	RANGE II, LOT 54, MALARTIC TWP	42.29

Initialled by:

Léo Audet, ind. Prosp.

Initialled by:

Jean Robert, ind. Prosp.

Initialled by:

Niogold Mining Corp.

Schedule "A" to Property Acquisition Agreement
made effective as of the 20 of June 2005 between Leo Audet, independent prospector; Jean
Robert , independent prospector and NioGold Mining Corp.

NSR ROYALTY

1.1

For purposes of this Schedule B:

(a)

"Agreement" means the Property Acquisition Agreement made effective as of the 20 of June 2005 between Leo Audet, independent prospector; Jean Robert , independent prospector and NioGold Mining Corp., to which this is attached as Schedule "B";

(b)

"Commercial Production" means the point in time when Minerals have been extracted and processed to yield product for sixty (60) consecutive days at a rate, averaged over such sixty (60) day period, of not less than seventy percent (70%) of the average daily rate projected by the feasibility study pursuant to which the mine is developed;

(c)

"Minerals" means the minerals, ores and metals produced or derived from operating the Property as a mine;

(d)

"Net Smelter Return" means the amount of money actually received from the sale of the Minerals, less all costs or expenses incurred with respect to freight, trucking or handling of the Minerals, ex-headframe or ex-mill or other treatment facility as the case may be;

(e)

"Operator" means the party responsible for the carrying on of the operations relating to the Property;

(f)

"Property" means the Claims as defined in the Agreement to which this is attached as Schedule "B";

(g)

"Recipient" means the party or parties that are from time to time entitled to be paid the royalty hereunder, as set out in the Agreement;

(h)

"year" means a calendar year and a reference to a subdivision of a year means a reference to the relevant subdivision of a calendar year;

and those terms defined in the Agreement shall have the same meanings herein except as may otherwise be specifically provided for in this Schedule B.

1.2

Upon the commencement of Commercial Production, the Operator shall pay to the Recipient a royalty equal to 1.5% on all Net Smelter Return arising thereafter. All calculations and computations relating to the royalty shall be carried out in accordance with generally accepted accounting principles and good mining practice.

1.3

The amount of the royalty payable to the Recipient hereunder shall be calculated by the Operator as at the end of each quarter and shall be payable to the Recipient on or before the last day of the following quarter; provided, however, that the Operator shall deduct, from the amount of the royalty otherwise payable, any advance royalty paid pursuant to the Agreement until such time as the aggregate amount of the advance royalty so paid has been so deducted.

1.4

With each payment of the royalty, the Operator shall deliver to the Recipient a statement indicating the manner in which the amount of the royalty was determined. If no royalty is payable in any quarter, the Operator shall deliver a statement accordingly. Within 120 days after the end of each year in which a royalty is payable, the Operator shall deliver to the Recipient a certificate confirming the determination of the amount of the royalty paid or otherwise payable during the said year.

1.5

The Operator shall keep separate accounts relating to its operations hereunder and, upon the prior written request of the Recipient, duly authorized representatives of the Recipient may have access to such accounts for the purpose of confirming any information in a statement delivered to the Recipient pursuant to the provisions of Section 1.4 hereof, always provided that such access shall not interfered with the affairs of the Operator. The Recipient shall have the right to make copies of or take extracts from such accounts, but only for his own use.